 Filed Pursuant to Rule 424(b)(5)
File No. 333-294365
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 17, 2026)
SFL CORPORATION LTD.

Up to $100 Million Maximum Aggregate Offering Price of Common Shares
_________________________
We entered into a Second Amended and Restated At-the-Market Sales Agreement, the Sales Agreement, with BTIG, LLC, or BTIG or the sales agent, on March 17, 2026, relating to our common shares, par value $0.01 per share, or the common shares, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell common shares having an aggregate offering price of up to $100,000,000 from time to time through BTIG, as our sales agent. As of the date of this prospectus supplement, no common shares have been sold under the Sales Agreement. In accordance with the terms of the Sales Agreement, we are offering $100,000,000 common shares pursuant to this prospectus supplement and the accompanying base prospectus.
Sales of common shares, if any, will be made in sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, by means of ordinary brokers’ transactions on the New York Stock Exchange, or the NYSE, at market prices, in block transactions, or as otherwise agreed upon by the sales agent and us.
We will pay the sales agent a commission of up to 3.0% of the gross proceeds of any common shares sold under the Sales Agreement. We will use the net proceeds from any sales under this prospectus supplement as described under “Use of Proceeds” in this prospectus supplement.
In connection with the sales of our common shares on our behalf, BTIG may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation that we pay to BTIG may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to BTIG against certain liabilities, including liabilities under the Securities Act.
Under the terms of the Sales Agreement, we also may sell common shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell common shares to the sales agent as principal, we will enter into a separate agreement with the sales agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
The sales agent is not required to sell any specific number or dollar amount of our common shares, but will use commercially reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell the common shares offered, as instructed by us. The offering of common shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of the common shares subject to the Sales Agreement or (2) the termination of the Sales Agreement by either the sales agent or us.
Our common shares are listed on the NYSE under the symbol “SFL.” On March 16, 2026, the last reported sale price of our common shares on the NYSE was $10.11 per share.
_________________________
Investing in our common shares involves risks. You should carefully consider each of the factors described under “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 7 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, before you make any investment in our common shares.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________
BTIG
The date of this prospectus supplement is March 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iii
SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-5
CAPITALIZATION	S-6
DIVIDEND POLICY	S-7
DESCRIPTION OF SHARE CAPITAL	S-8
TAXATION	S-13
PLAN OF DISTRIBUTION	S-23
EXPENSES	S-24
LEGAL MATTERS	S-24
EXPERTS	S-24
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-25

Base Prospectus

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	7
USE OF PROCEEDS	8
CAPITALIZATION	9
ENFORCEABILITY OF CIVIL LIABILITIES	10
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF PURCHASE CONTRACTS	22
DESCRIPTION OF RIGHTS	23
DESCRIPTION OF UNITS	24
PLAN OF DISTRIBUTION	25
TAX CONSIDERATIONS	27
EXPENSES	28
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	29

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should read both this prospectus supplement and the accompanying base prospectus, together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus are part of the registration statement on Form F-3ASR that we have filed with the Commission, under the Securities Act of 1933, as amended, or the Securities Act. This prospectus supplement and the accompanying base prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may find the registration statement, including exhibits, on the Commission’s website at www.sec.gov. See “Where You Can Find Additional Information” in this prospectus supplement and the accompanying base prospectus.
Unless specifically noted otherwise in this prospectus supplement, all references to “we,” “us,” “our,” or the “Company” refer to SFL Corporation Ltd. and its subsidiaries.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying base prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein and in the accompanying base prospectus.
We are not making an offer to sell our common shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
These statements reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus supplement, and the accompanying base prospectus, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•	the strength of world economies and currencies;
•	inflationary pressures and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;
•	our ability to generate cash to service our indebtedness;
•	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders under our credit facilities;
•
the availability of financing and refinancing, as well as our ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and our ability to comply with the restrictions and other covenants in our financing arrangements;

•	our counterparties’ ability or willingness to honor their obligations under agreements with us;
•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;
•	prolonged or significant downturns in the tanker, dry-bulk carrier, container, car carrier and/or offshore drilling charter markets;
•
the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the market values of our vessels and drilling rigs;
•	an oversupply of vessels, including drilling rigs, which could lead to reductions in charter hire rates and profitability;
S-iii

•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;
•	the potential difference in interests between or among certain of our directors, officers, key executives and shareholders, including Hemen Holding Limited, our largest shareholder, or Hemen;
•	the risks associated with the purchase of second-hand vessels;
•	the aging of our fleet which could result in increased operating costs, impairment or loss of hire;
•	the adequacy of insurance coverage for inherent operational risks, and our ability to obtain indemnities from customers, changes in laws, treaties or regulations;
•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;
•
the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;
•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;
•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;
•	risks associated with potential cybersecurity or other privacy threats and data security breaches;
•
our ability to comply with, and the expected cost of, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;
•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;
•
the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance, or ESG practices;

•	increased inspection procedures and more restrictive import and export controls;
•
the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the European Union, the United Nations or other governments against us or any of our subsidiaries;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;
•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
•	fluctuations in currencies and interest rates such as NIBOR and SOFR;
•	the impact that any discontinuance, modification or other reform or the establishment of alternative reference rates may have on our floating interest rate debt instruments;
•	the volatility of prevailing spot market charter rates, which effects the amount of profit-sharing payment we receive under our charters;
•	the volatility of the price of our common shares;
S-iv

•	changes in our dividend policy;
•	the future sale of the Company’s common shares;
•	the failure to protect our information security management system against security breaches, or the failure or unavailability of these systems for a significant period of time;
•	the entrance into transactions that expose us to additional risk outside of our core business;
•	difficulty managing planned growth properly;
•	our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;
•	the Company potentially becoming subject to corporate income tax in Bermuda in the future;
•	shareholders’ reliance on us to enforce our rights against contract counterparties;
•	dependence on the ability of our subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;
•	the potential for shareholders to not be able to bring a suit against us or enforce a judgment obtained against us in the United States;
•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;
•	being required to pay taxes on U.S. source income;
•	our operations being subject to economic substance requirements;
•	the exercise of a purchase option by the charterer of a vessel;
•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;
•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;
•	the arresting or attachment of one or more of our vessels or rigs by maritime claimants;
•	damage to storage, receiving and other shipping inventories’ facilities;
•	impacts of supply chain disruptions and market volatility;
•
the impact of restrictions on trade, including the imposition of new tariffs, port fees and other import restrictions by the United States on its trading partners and the imposition of retaliatory tariffs by China and the EU on the United States, and potential further protectionist measures and/or further retaliatory actions by others, including the imposition of tariffs or penalties on vessels calling in key export or import ports such as the United States, European Union and/or China;

•	potential requisition of our vessels or rigs by a government during a period of war or emergency; and
•
world events, political instability, international sanctions or international hostilities, including the war between Russia and Ukraine, the Iran conflict and related developments in the Middle East, including vessel attacks in the Strait of Hormuz or the Red Sea, which have resulted in disruptions in international shipping routes.

This prospectus supplement, the accompanying base prospectus, and any registration statement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, the accompanying base prospectus, and any registration statement, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.
S-v

SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus supplement. It may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the common shares and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 7 of the accompanying base prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026.
When used in this prospectus supplement, the terms the “Company,” “we,” “our” and “us” refer to SFL Corporation Ltd. and/or one or more of its subsidiaries, as the context requires. “SFL Corporation Ltd.” refers only to SFL Corporation Ltd. and not its subsidiaries.
The financial information of SFL Corporation Ltd. included or incorporated by reference into this prospectus supplement represents our financial information and the operations of our subsidiaries. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts are presented in, U.S. dollars and our financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with U.S. GAAP.
Our Company
We are an international ship owning and chartering company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. As of December 31, 2025, our assets consist of 17 tankers, two dry bulk carriers, 21 container vessels, seven car carriers and two drilling rigs, as well as five dual-fuel 16,800 TEU container vessels under construction, expected to be delivered in 2028. We hold an equity interest in an associated company that owns four leased in countainer vessels.
Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.
We own a substantially modern fleet of vessels and rigs. Please see the table set forth in the accompanying base prospectus for more information on the fleet that we own or charter-in including those in our associated companies.
Corporate Information
We are SFL Corporation Ltd., a company incorporated under the laws of Bermuda on October 10, 2003, as a Bermuda exempted company under the Companies Act (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and we are also involved in the charter, purchase and sale of assets. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is (441) 295-9500. Our website is www.sflcorp.com. The information contained at our website is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement.
We operate through subsidiaries and branches located in Bermuda, Canada, Cyprus, Liberia, Namibia, Norway, Singapore, the United Kingdom and the Marshall Islands.
The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus supplement.

THE OFFERING
The Issuer	SFL Corporation Ltd.
Common Shares Outstanding as of March 17, 2026	144,582,927 (1)
Common Shares to be Offered by us	Common shares having an aggregate offering price of up to $100,000,000
Manner of Offering	“At-the-market” offering that may be made from time to time through the sales agent, BTIG. Please read “Plan of Distribution.”
NYSE Symbol	“SFL”
Use of Proceeds
We intend to use the net proceeds we realize from any sales of common shares from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate and working capital purposes, including but not limited to vessel acquisitions. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments, other equity or debt offerings or other transactions.

Risk Factors
Investing in our common shares involves risks. You should carefully consider the risks discussed under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 7 of the accompanying base prospectus in our Registration Statement on Form F-3, effective March 17, 2026, in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, and in any free writing prospectus that you may be provided in connection with the offering of common shares pursuant to this prospectus supplement and the accompanying base prospectus.

(1)
As of the date of this prospectus supplement, there were a total of 144,582,927 common shares were outstanding, which includes (i) 8,000,000 shares issued as part of a share lending arrangement relating to the Company’s issuance of 5.75% senior unsecured convertible notes in October 2016 and 3,765,842 shares issued as a part of a share lending arrangement relating to the Company’s issuance of 4.875% senior unsecured convertible notes in April and May 2018; and excludes (ii) 2,347,752 shares repurchased by the Company under its Share Repurchase Program (as defined below) and held as treasury stock as at March 17, 2026. The Company entered into a general share lending agreement with another counterparty, and, after the maturity of the bonds, 8,000,000 shares and 3,765,142 shares (as reduced by 700 shares which were cancelled), respectively, from each issuance under the two initial share lending arrangements described above were transferred into such counterparty’s custody.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks in this prospectus supplement, the accompanying base prospectus, and the documents incorporated into each by reference, including those in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, and the documents we have incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus supplement entitled “Where You Can Find Additional Information.”
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or the market value of our common shares.
The market price of our common shares after this offering may be unpredictable and volatile, and future sales of our common shares could cause the market price of our common shares to decline.

The market price of our common shares has been volatile. For the year ended December 31, 2025, the closing market price of our common shares ranged from a high of $11.12 on January 15, 2025, to a low of $6.84 on October 21, 2025. The market price of our common shares may continue to fluctuate due to factors such as actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry, changes in key management personnel, any reductions in the payment of our dividends or changes in our dividend policy, mergers and strategic alliances in the shipping and offshore industries, market conditions in the shipping and offshore industries, changes in government regulation, shortfalls in our operating results from levels forecast by securities analysts, perceived or actual inability by our chartering counterparts to fully perform under the charter parties, including the charterers of our drilling rigs and third party announcements concerning us or our competitors and the general state of the securities market. The shipping and offshore industries have been highly unpredictable and volatile. The market for common shares in these industries may be equally volatile. The market volatility in equities remains high. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. Therefore, we cannot assure you that you will be able to sell any of our common shares you may have purchased at a price greater than or equal to its original purchase price, also when adjusted for any dividends. Additionally, to the extent that the price of our common shares declines, our ability to raise funds through the issuance of equity, or otherwise using our common shares as consideration, will be reduced.

The market price of our common shares could decline due to sales of a large number of our shares in the market or the perception that such sales could occur. This could depress the market price of our common shares and make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate, or at all.

Changes in our dividend policy could adversely affect holders of our common shares.

Any dividend that we declare is at the discretion of our board of directors of the Company, or the Board of Directors, and subject to the requirements of Bermuda law. We cannot assure you that our dividend will not be reduced or eliminated in the future, and changes in our dividend policy could adversely affect the market price of our common shares. Our profitability and corresponding ability to pay dividends is substantially affected by amounts we receive through charter hire and profit-sharing payments from our charterers. Our entitlement to profit sharing payments, if any, is based on the financial performance of our vessels which is outside of our control. If our charter hire and profit-sharing payments decrease substantially, we may not be able to continue to pay dividends at present levels, or at all. We are also subject to contractual limitations on our ability to pay dividends pursuant to certain debt agreements, and we may agree to additional limitations in the future. Additional factors that could affect our ability to pay dividends include statutory and contractual limitations on the ability of our subsidiaries to pay dividends to us, including under current or future debt arrangements, economic conditions, and macroeconomic impacts on our business and financial condition, such as inflationary pressure, and other factors the Board of Directors may deem relevant.

Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation may have.

We are a Bermuda exempted company. Our Memorandum of Association and Bye-Laws and the Companies Act, as amended, govern our affairs. Investors may have more difficulty in protecting their interests and enforcing judgments in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. Under Bermuda law, a director generally owes a fiduciary duty only to us and not to our shareholders. Our shareholders may not have a direct course of action against our directors. In addition, Bermuda law does not provide a mechanism for our shareholders to bring a class action lawsuit under Bermuda law. Further, our Bye-laws provide for the indemnification of our directors or officers against any liability arising out of any act or omission except for an act or omission constituting fraud, dishonesty or illegality.

USE OF PROCEEDS
We intend to use the net proceeds we realize from any sales of common shares from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate and working capital purposes, including but not limited to vessel acquisitions. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments, other equity or debt offerings or other transactions.

CAPITALIZATION
The following table sets forth our cash and capitalization as of December 31, 2025, on:
•	an actual basis; and
•
an as adjusted basis to give effect to this offering and the application of the proceeds therefrom. This calculation assumes the issuance and sale of 10,121,458 common shares using an assumed price of $9.88 per share, which is the closing price of our common shares on the NYSE on March 13, 2026, resulting in assumed net proceeds of approximately $97 million, after assumed sales commissions of 3% and estimated offering expenses. The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales

Other than these adjustments, there have been no material changes to our capitalization since December 31, 2025.
You should read the information below in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and the consolidated financial statements and related notes included in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026 and incorporated by reference herein.
(in thousands of $)	Actual	As adjusted for this offering
Cash and cash equivalents	$150,829	$247,769
Debt
7.25% senior unsecured sustainability-linked bonds due 2026	$150,000	$150,000
U.S. dollar denominated fixed rate debt due 2026	$145,875	$145,875
8.875% senior unsecured sustainability-linked bonds due 2027	$150,000	$150,000
8.25% senior unsecured sustainability-linked bonds due 2028	$147,600	$147,600
NOK750 million senior unsecured floating rate bonds due 2029	$74,327	$74,327
7.75% senior unsecured sustainability-linked bonds due 2030	$144,400	$144,400
Floating rate long-term debt	$1,085,540	$1,085,540
Lease debt financing due through 2033	686,389	686,389
Total debt	$2,584,131	$2,584,131

Share capital	$1,469	$1,570
Additional paid in capital	$717,969	$817,868
Other equity	$241,424	$241,424
Total shareholders’ equity (1)	$960,862	$1,060,862

Total capitalization (2)	$3,544,993	$3,644,993
________________________
(1)
300,000,000 common shares authorized, par value $0.01 per share; as of March 17, 2026, there were a total of 144,582,927 common shares were outstanding on an actual and as adjusted basis, which includes (i) 8,000,000 shares issued as part of a share lending arrangement relating to the Company’s issuance of 5.75% senior unsecured convertible notes in October 2016 and 3,765,842 shares issued as a part of a share lending arrangement relating to the Company’s issuance of 4.875% senior unsecured convertible notes in April and May 2018; and excludes (ii) 2,347,752 shares repurchased by the Company under its Share Repurchase Program (as defined below) and held as treasury stock as at March 17, 2026. The Company entered into a general share lending agreement with another counterparty, and, after the maturity of the bonds, 8,000,000 shares and 3,765,142 shares (as reduced by 700 shares which were cancelled), respectively, from each issuance under the two initial share lending arrangements described above were transferred into such counterparty’s custody.

(2)	The total capitalization equals total debt plus shareholders’ equity.

DIVIDEND POLICY
 Our Board of Directors adopted a policy in May 2004 in connection with our public listing, whereby we seek to pay a regular quarterly dividend, the amount of which is based on our contracted revenues and growth prospects. Our goal is to increase our quarterly dividend as we grow the business, but the timing and amount of dividends, if any, is at the sole discretion of our Board of Directors and will depend upon our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements and other relevant factors.

We have paid the following cash dividends in 2023, 2024 and 2025:

Payment Date	Amount per Share
2023
March 30, 2023	$0.24
June 30, 2023	$0.24
September 29, 2023	$0.24
December 28, 2023	$0.25

2024
March 27, 2024	$0.26
June 26, 2024	$0.27
September 27, 2024	$0.27
December 27, 2024	$0.27

2025
March 28, 2025	$0.27
June 27, 2025	$0.27
September 29, 2025	$0.20
December 29, 2025	$0.20

On February 11, 2026, our Board of Directors declared a dividend of $0.20 per share which we will pay in cash on or around March 30, 2026 to shareholders of record as of March 12, 2026.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the description of our share capital and the material terms of our amended Memorandum of Association and Bye-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of share capital and the material terms of our amended Memorandum of Association and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our amended Memorandum of Association and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”
Purpose
The Memorandum of Association of the Company was previously filed on May 21, 2004, as amended, as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.
The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
The Company’s Bye-laws
At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended on September 20, 2013, September 23, 2016 and September 30, 2022 are hereby incorporated by reference into this prospectus supplement.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
The Company’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by the Company’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or the Company’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon the Company’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares the Company may issue in the future.
Under the Company’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of the Company’s paid-up share capital carrying the right to vote at general meetings. Under the Company’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. The Company’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of the Company’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
The Company’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Company’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of the Company’s property and assets as collateral security for any debt, liability or obligation. The Company’s directors are not required to retire because of their age, and the Company’s directors are not required to be holders of the Company’s common shares. The Company’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
The Company’s Bye-laws provide that no director, alternate director, officer, or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which the Company refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in the Company’s formation, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the Company’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the Company’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. The Company is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of the Company’s Bye-laws.

Authorized Capitalization
Under the Company’s amended Memorandum of Association, the Company’s authorized capital consists of $3,000,000, comprising 300,000,000 common shares, which may include related purchase rights for the Company’s common or preferred shares, having a par value of $0.01 each, of which 144,582,927 common shares are issued and outstanding as of the date of this prospectus.
Reconciliation of the Number of Common Shares Outstanding through March 17, 2026
Common shares outstanding at December 31, 2023	137,467,078
Number of shares cancelled	(700)
Number of common shares issued in connection with the Share Option Scheme	242,146
Number of common shares issued in connection with an underwritten public offering	8,000,000
Common shares outstanding at December 31, 2024	145,708,524
Number of shares repurchased under the Share Repurchase Program	(1,252,657)
Number of common shares issued in connection with the Share Option Scheme	107,060
Common shares outstanding at December 31, 2025	144,562,927
Number of common shares issued in connection with the Share Option Scheme	20,000
Common shares outstanding at March 17, 2026	144,582,927

Share History
Issuance and Cancellation of Shares

In April 2018, we issued 3,765,842 common shares under a share lending arrangement in relation with the issuance of senior unsecured convertible bonds. As of December 31, 2024, 3,765,142 common shares are held by DNB under a general share lending agreement, with a fair value determined to be nil. In 2024, the remaining 700 shares held by the transfer agent were canceled.

In July 2024, we issued a total of 8,000,000 common shares at a public offering price of $12.50 per share in connection with an underwritten U.S. public offering.

In January 2024, we issued a total of 43,708 new common shares pursuant to our share option scheme, or the Share Option Scheme, following the exercise of 100,000 share options. The weighted average exercise price of the options exercised was $6.62 per share and the total intrinsic value of the options exercised was $0.5 million.

In March 2024, we issued a total of 163,438 new common shares pursuant to the Share Option Scheme following the exercise of 375,000 share options. The weighted average exercise price of the options exercised was $7.56 per share and the total intrinsic value of the options exercised was $2.2 million.

In May 2024, we issued a total of 35,000 new common shares pursuant to the Share Option Scheme following the exercise of 35,000 share options. The weighted average exercise price of the options exercised was $7.20 per share and the total intrinsic value of the options exercised was $0.3 million.

In February 2025, we issued a total of 22,060 new common shares pursuant to the Share Option Scheme following the exercise of 315,000 share options. The weighted average exercise price of the options exercised was $8.90 per share and the total intrinsic value of the options exercised was $0.2 million.

In June 2025, we issued a total of 25,000 new common shares pursuant to the Company’s Share Option Scheme following the exercise of 25,000 share options. The weighted average exercise price of the options exercised was $5.27 per share and the total intrinsic value of the options exercised was $0.1 million.

In July 2025, we issued a total of 10,000 new common shares to an employee pursuant to the Share Option Scheme following the exercise of 10,000 share options. The weighted average exercise price of the options exercised was $5.27 per share and the total intrinsic value of the options exercised was $0.0 million.

In September 2025, we issued a total of 50,000 new common shares pursuant to the Share Option Scheme following the exercise of 50,000 share options. The weighted average exercise price of the options exercised was $4.86 per share and the total intrinsic value of the options exercised was $0.2 million.

In February 2026, we issued a total of 20,000 new common shares pursuant to the Share Option Scheme following the exercise of 20,000 share options. The weighted average exercise price of the options exercised was $7.36 per share and the total intrinsic value of the options exercised was $0.1 million.

Share Repurchase Program

On May 8, 2023, the Board of Directors authorized the repurchase of up to an aggregate of $100.0 million of our common shares, or the Share Repurchase Program. The authorization was reconfirmed during the year ended December 31, 2025 and is valid until June 2026. During the year ended December 31, 2025, we repurchased a total of 1,252,657 shares, at an average price of approximately $7.98 per share, with principal amounts totaling $10.0 million, under the Share Repurchase Program.

DRIP and ATM Program

On November 21, 2025, the Board of Directors authorized a renewal of the Company’s divided reinvestment plan, or DRIP, to register the sale of up to 10,000,000 common shares pursuant to the DRIP, to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, the Company may grant additional share sales to investors, from time to time, up to the amount registered under the plan. The DRIP will expire in April 2026 upon the automatic expiration of the underlying registration statement. The Company intends to file a prospectus supplement under its current shelf registration statement of Form F-3ASR in order to renew and continue the DRIP.

In May 2020, the Company entered into an equity distribution agreement with BTIG LLC, or BTIG, as amended and restated in April 2022, under which the Company may, from time to time, offer and sell new common shares having aggregate sales proceeds of up to $100.0 million through an at-the-market program, or the ATM Program. The ATM Program will expire in April 2026 upon the automatic expiration of the underlying registration statement. On March 17, 2026, the Company entered into the Sales Agreement with BTIG, and this prospectus supplement is being filed under its current shelf registration statement on Form F-3ASR in order to renew and continue the ATM Program.

Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.

Preferred Shares
The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on the NYSE under the symbol “SFL.”

TAXATION
The following is a discussion of the material U.S. federal income and Bermuda tax considerations relevant to the purchase, ownership and sale by a U.S. Holder and a Non-U.S. Holder, each as defined below, of common shares acquired pursuant to this prospectus supplement. This discussion does not purport to deal with the tax consequences of owning our common shares to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partners or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our stock, investors that are subject to “base erosion and anti-avoidance tax” and investor that are required to recognize income no later than when such income is recognized on an applicable financial statement, may be subject to special rules. This discussion deals only with holders who purchased common shares in this offering and hold such common shares as a capital asset. This discussion does not purport to deal with the tax consequences of owning our common shares by holders of convertible notes being concurrently offered. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common shares.
U.S. Taxation
The following discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Department regulations, or the Treasury Regulations, administrative rulings and pronouncements and judicial decisions, all as of the date of this annual report. Unless otherwise noted, references to the "Company" include our Subsidiaries. This discussion assumes that we do not have an office or other fixed place of business in the United States.

Taxation of the Company's Shipping Income: In General

The Company, through its subsidiaries, anticipates that it will derive a significant portion of its gross income from the use and operation of vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time or voyage charters and the performance of services directly related thereto, which the Company refers to as “shipping income.”
Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. The Company is not permitted by law to engage in transportation that gives rise to 100% U.S. source income.
Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to U.S. federal income tax.
Based upon the Company’s anticipated shipping operations, the Company’s vessels will operate in various parts of the world, including to or from U.S. ports. Unless exempt from U.S. federal income taxation under Section 883 of the Code, the Company will be subject to U.S. federal income taxation, in the manner discussed below, to the extent its shipping income is considered derived from sources within the United States.

Application of Section 883 of the Code
Under the relevant provisions of Section 883 of the Code, or Section 883, the Company will be exempt from U.S. federal income taxation on its U.S. source shipping income if:
(i) It is organized in a “qualified foreign country,” which is one that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, and which the Company refers to as the Country of Organization Requirement; and
(ii) It can satisfy any one of the following two stock ownership requirements for more than half the days during the taxable year:
(A) the Company’s stock is “primarily and regularly traded on an established securities market” located in the United States or a “qualified foreign country,” which the Company refers to as the Publicly-Traded Test; or
(B) more than 50% of the Company’s stock, in terms of value, is beneficially owned by any combination of one or more individuals who are residents of a “qualified foreign country” or foreign corporations that satisfy the Country of Organization Requirement and the Publicly-Traded Test, which the Company refers to as the 50% Ownership Test.
The U.S. Treasury Department has recognized Bermuda, the country of incorporation of the Company and certain of its subsidiaries, as a “qualified foreign country.” In addition, the U.S. Treasury Department has recognized Liberia, the Marshall Islands, Malta and Cyprus, the countries of incorporation of certain of the Company’s vessel-owning subsidiaries, as “qualified foreign countries.” Accordingly, the Company and its vessel-owning subsidiaries satisfy the Country of Organization Requirement.
Therefore, the Company’s eligibility to qualify for exemption under Section 883 is wholly dependent upon being able to satisfy one of the stock ownership requirements.
As discussed below, for the 2025 taxable year we believe the Company satisfied the Publicly-Traded Test, since on more than half the days in the taxable year we believe the Company’s common shares were primarily and regularly traded on the NYSE, an established securities market in the United States.
As to the Publicly-Traded Test, the Treasury Regulations under Section 883 provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country.
The Publicly-Traded Test also requires our common shares be “regularly traded” on an established securities market. Under the Treasury Regulations, our common shares are considered to be “regularly traded” on an established securities market if shares representing more than 50% of our outstanding common shares, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on the market, referred to as the “listing threshold.” The Treasury Regulations further require that with respect to each class of stock relied upon to meet the listing threshold (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, which is referred to as the “trading frequency test”, and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year (as appropriately adjusted in the case of a short taxable year), which is referred to as the “trading volume test.” Even if we do not satisfy both the trading frequency and trading volume tests, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if our common shares are traded on an established securities market in the United States and such stock is regularly quoted by dealers making a market in our common shares, such as the NYSE on which our common shares are listed.

Notwithstanding the foregoing, our common shares will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding common shares are owned, actually or constructively under certain stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the value of our common shares, which we refer to as the 5 Percent Override Rule.
In order to determine the persons who actually or constructively own 5% or more of our common shares, or 5% Shareholders, we are permitted to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the Commission as having a 5% or more beneficial interest in our common shares. In addition, an investment company identified on a Schedule 13G or Schedule 13D filing which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.
For our 2025 taxable year, we do not believe that we were subject to the 5 Percent Override Rule and, therefore, we believe that we satisfied the Publicly-Traded Test. There are, however, factual circumstances beyond our control that could cause the Company to lose the benefit of the Section 883 exemption and thereby become subject to U.S. federal income tax on its U.S. source shipping income. For example, Hemen owned as much as approximately 17.8% of our outstanding common shares during the 2025 year. There is, therefore, a risk that the Company could no longer qualify for exemption under Section 883 for a particular taxable year if other 5% Shareholders were, in combination with Hemen, to own 50% or more of the outstanding common shares of the Company on more than half the days during the taxable year. Due to the factual nature of the issues involved, there can be no assurances as to the tax-exempt status of the Company or any of its subsidiaries.
In the event the 5 Percent Override Rule is triggered, the 5 Percent Override Rule will nevertheless not apply if we can establish that among the closely-held group of 5% Shareholders, there are sufficient 5% Shareholders that are considered to be “qualified shareholders” for purposes of Section 883 to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of our common shares for more than half the number of days during the taxable year.
In any year that the 5 Percent Override Rule is triggered with respect to us, we are eligible for the exemption from tax under Section 883 only if we can nevertheless satisfy the Publicly-Traded Test (which requires, among other things, showing that the exception to the 5 Percent Override Rule applies) or if we can satisfy the 50% Ownership Test. In either case, certain substantiation and reporting requirements regarding the identity of our shareholders must be satisfied in order to qualify for the Section 883 exemption. These requirements are onerous and there is no assurance that we would be able to satisfy them.
Taxation in Absence of the Section 883 Exemption
To the extent the benefits of Section 883 are unavailable with respect to any item of U.S. source income, the Company’s U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime.” Since, under the sourcing rules described above, no more than 50% of the Company’s shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on the Company’s shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, would never exceed 2% under the 4% gross basis tax regime.
To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax imposed at a rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings “effectively connected” with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such U.S. trade or business.

Our U.S. source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
(i) we had, or were considered to have, a fixed place of business in the United States involved in the earning of U.S. source shipping income; and
(ii) substantially all of our U.S. source shipping income were attributable to regularly scheduled transportation, such as the operation of a vessel that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the chartering of a vessel, were attributable to a fixed place of business in the United States.
We do not have, nor will we permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income is or will be “effectively connected” with the conduct of a U.S. trade or business.
Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
U.S. Taxation of Our Other Income
In addition to our shipping operations, we charter drilling rigs to third parties who conduct drilling operations in various parts of the world. Since we are not engaged in a trade or business in the United States, we do not expect to be subject to U.S. federal income tax on any of our income from such charters.
Taxation of U.S. Holders
The following is a discussion of the material U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder, as defined below, with respect to our common shares. This discussion does not purport to deal with the tax consequences of owning our common shares to all categories of investors, some of which may be subject to special rules. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common shares.
As used herein, the term U.S. Holder means a beneficial owner of our common shares that (i) is a U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (a) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes, (ii) owns our common shares as a capital asset, generally, for investment purposes, and (iii) owns less than 10% of our common shares for U.S. federal income tax purposes.
If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your own tax advisor regarding this issue.

Distributions
Subject to the discussion below of passive foreign investment companies, or PFICs, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.
Dividends paid on our common shares to a U.S. Holder who is an individual, trust or estate, which we refer to as a U.S. Individual Holder, will generally be treated as “qualified dividend income” that is taxable to such U.S. Individual Holders at preferential tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NYSE, on which our common shares are listed); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see discussion below); and (3) the U.S. Individual Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend.
There is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any dividends paid by the Company which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.
Sale, Exchange or other Disposition of Common Shares
Assuming we do not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares is greater than one year at the time of the sale, exchange or other disposition. Otherwise, it will be treated as short-term capital gain or loss. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Passive Foreign Investment Company Status and Significant Tax Consequences
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares, either at least 75% of our gross income for such taxable year consists of “passive income” (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, “passive income.”
For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Although there is no legal authority directly on point, we believe that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering activities of our wholly-owned subsidiaries more likely than not constitutes services income, rather than rental income. Correspondingly, we believe that such income does not constitute “passive income,” and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. This position is principally based upon the positions that our time charter income will constitute services income, rather than rental income.
Based on our current and anticipated chartering activities, we do not believe that we will be treated as a PFIC for the current or future taxable years, although no assurance can be given in this regard. We intend to take the position that we were not treated as a PFIC for our 2025 taxable year.
We note that there is no direct legal authority under the PFIC rules addressing our current and proposed method of operation. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future. Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a significant risk that the IRS or a court of law could determine that we are a PFIC.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, which election we refer to as a QEF Election. As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below, and which election we refer to as a Mark-to-Market Election. In any event, if we were to be treated as a PFIC for any taxable year ending on or after December 31, 2013, a U.S. Holder would be required to file an annual report with the Internal Revenue Service for that year with respect to their holding in our common shares.
Taxation of U.S. Holders Making a Timely QEF Election
If we were to be treated as a PFIC for any taxable year and a U.S. Holder makes a timely QEF Election, which U.S. Holder we refer to as an Electing Holder, the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. A U.S. Holder would make a QEF Election with respect to any taxable year that we are a PFIC by filing one copy of IRS Form 8621 with its U.S. federal income tax return. To make a QEF Election, a U.S. Holder must receive annually certain tax information from us. There can be no assurances that we will be able to provide such information annually. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares.

Taxation of U.S. Holders Making a Mark-to-Market Election
Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common shares are treated as “marketable stock,” a U.S. Holder would be permitted to make a Mark-to-Market Election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election or a Mark-to-Market Election for that year, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125 % of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:
(i) the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the common shares;
(ii) the amount allocated to the current taxable year and any taxable years before the Company became a PFIC would be taxed as ordinary income; and
(iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.
These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares. If we were a PFIC, and a Non-Electing Holder who is an individual died while owning our common shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such common shares.
Taxation of Non-U.S. Holders
A beneficial owner of common shares (other than a partnership) that is not a U.S. Holder is referred to herein as a Non-U.S. Holder.
Dividends on Common Shares
Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is taxable, or taxable at the full rate, only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares
Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:
(i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or
(ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.
If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the common shares, including dividends and the gain from the sale, exchange or other disposition of the common shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to “backup withholding” if you are a non-corporate U.S. Holder and you:
(i) fail to provide an accurate taxpayer identification number;
(ii) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or
(iii) in certain circumstances, fail to comply with applicable certification requirements.
Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an applicable IRS Form W-8.
If you are a Non-U.S. Holder and you sell your common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or otherwise establish an exemption. If you sell your common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, including a payment made to you outside the United States, if you sell your common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.
Backup withholding is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Other U.S. Information Reporting Obligations
Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.
Bermuda Taxation
In December 2023, Bermuda passed into law the Corporate Income Tax 2023, or the Corporate Income Tax Act, in response to the OECD’s Pillar Two global minimum tax initiative to impose a 15% corporate income tax to be effective for fiscal years beginning on or after January 1, 2025.
We had received from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, or the Tax Protection Act, an assurance, that in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We and our subsidiaries incorporated in Bermuda pay annual government fees to the Bermuda government.
The assurance granted by the Minister of Finance pursuant to the Tax Protection Act has been made subject to the application of any taxes payable pursuant to the Corporate Income Tax Act. Amendments were made to the Tax Protection Act by the Corporate Income Tax Act, with the consequence that liability for any taxes payable pursuant to the Corporate Income Tax Act will apply notwithstanding any prior assurance given pursuant to the Tax Protection Act.
Subject to certain exceptions, Bermuda entities that are part of a multinational group will be in scope of the provisions of the Corporate Income Tax Act if, with respect a fiscal year, such group has annual revenue of €750 million or more in the consolidated financial statements of the ultimate parent entity for at least two of the four fiscal years immediately prior to such fiscal year or the Bermuda Constituent Entity Group. To the extent our consolidated revenue is sufficient for us to exceed the Corporate Income Tax Act thresholds, we may be subject to taxation in Bermuda.
Where corporate income tax is chargeable to a Bermuda Constituent Entity Group, the amount of corporate income tax chargeable to a Bermuda Constituent Entity Group for a fiscal year shall be 15% of the net taxable income of the Bermuda Constituent Entity Group, less tax credits applicable under the Corporate Income Tax Act (foreign tax credits) or under the Tax Credits Act 2025 (qualified refundable tax credits).

Changes in Global Tax Laws

Long-standing international tax initiatives that determine each country’s jurisdiction to tax cross-border international trade and profits are evolving as a result of, among other things, initiatives such as the Anti-Tax Avoidance Directives, as well as the Base Erosion and Profit Shifting reporting requirements, mandated and/or recommended by the European Union, G8, G20 and Organization for Economic Cooperation and Development, including the imposition of a minimum global effective tax rate for multinational businesses regardless of the jurisdiction of operation and where profits are generated or Pillar Two. As these and other tax laws and related regulations change (including changes in the interpretation, approach and guidance of tax authorities), our financial results could be materially impacted. Given the unpredictability of these possible changes and their potential interdependency, it is difficult to assess whether the overall effect of such potential tax changes would be cumulatively positive or negative for our earnings and cash flow, but such changes could adversely affect our financial results.
On December 12, 2022, the EU member states agreed to implement the OECD’s Pillar Two global corporate minimum tax rate of 15% on companies with revenues of at least €750 million effective from 2024. Various countries have either adopted implementing legislation or are in the process of drafting such legislation. Any new tax law in a jurisdiction where we conduct business or pay tax could have a negative effect on our company.

PLAN OF DISTRIBUTION
We entered into the Sales Agreement with BTIG on March 17, 2026, under which we may issue and sell from time to time up to $100,000,000 of our common shares through BTIG, as our sales agent. Sales of our common shares, if any, will be made in privately negotiated transactions, as block transactions or by any other method or payment permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network or any other trading market for our common shares. If authorized by us in writing, BTIG may purchase our common shares as principal.
BTIG will offer our common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and BTIG. We will designate the maximum amount of common shares to be sold through BTIG on a daily basis or otherwise determine such maximum amount together with BTIG. Subject to the terms and conditions of the Sales Agreement, BTIG will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct BTIG not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. BTIG or we may suspend the offering of our common shares being made through BTIG under the Sales Agreement upon proper notice to the other party. BTIG and we each have the right, by giving written notice as specified in the Sales Agreement , to terminate the Sales Agreement in each party’s sole discretion at any time.
The compensation payable to BTIG as sales agent from the sales of common shares pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds of any common shares sold under the Sales Agreement. We have also agreed to reimburse BTIG for out-of-pocket expenses incurred by BTIG, including the fees and disbursements of counsel to BTIG in an amount equal to $60,000, in connection with the establishment of this offering program and in an amount equal to $10,000 per quarter in connection with ongoing transactions pursuant to the Sales Agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed underwriting compensation in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to BTIG under the Sales Agreement, will be approximately $75,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares.
BTIG will provide written confirmation to us following the close of trading on the NYSE on each day in which it sells common shares as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common shares it sells as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common shares that BTIG sells under the Sales Agreement, the net proceeds to us and the compensation that we pay to BTIG in connection with the sales of common shares.
We and BTIG have agreed that settlement for sales of common shares will occur, unless we agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common shares on our behalf, BTIG may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to BTIG may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to BTIG against certain liabilities, including liabilities under the Securities Act. As sales agent, BTIG will not engage in any transactions that stabilizes our common shares.
Our common shares are listed on the NYSE and trade under the symbol “SFL.” The registrar and transfer agent of our common shares is Computershare Trust Company, N.A.
BTIG and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Commission Registration Fee	$13,810
Legal Fees and Expenses	$45,000
Accounting Fees and Expenses	$0
Miscellaneous	$1,190
Total	$60,000

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement have been passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law. The sales agent has been represented in connection with this offering by Goodwin Procter LLP, New York, New York.
EXPERTS
The consolidated financial statements of SFL Corporation Ltd. appearing in SFL Corporation Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2025, and the effectiveness of SFL Corporation Ltd.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young AS is Stortorvet 7, 0155 Oslo, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement with the Commission relating to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying base prospectus are parts of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed on Form F-3ASR with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission on this website or us, as indicated below. Whenever a reference is made in this prospectus supplement or the accompanying base prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference for a copy of such contract, agreement or other document.
Further information about our company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission before all of the securities offered by this prospectus supplement are sold will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:
•
the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus supplement by writing or telephoning us at the following address:
SFL Corporation Ltd.
Par-la-Ville Place, 4th Floor
14 Par-la-Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@sflcorp.com
Attn: Investor Relations

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. We prepare our audited financial statements in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS
SFL CORPORATION LTD.

____________________________
Through this prospectus, we may periodically offer:
(1) common shares;
(2) preferred shares;
(3) debt securities;
(4) warrants;
(5) purchase contracts;
(6) rights; and
(7) units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities of the Company that are covered by this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol “SFL.”
___________________________
Investing in our common shares involves risks. You should carefully consider each of the factors described under “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, before you make any investment in our common shares.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________________
The date of this prospectus is March 17, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	7
USE OF PROCEEDS	8
CAPITALIZATION	9
ENFORCEABILITY OF CIVIL LIABILITIES	10
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF PURCHASE CONTRACTS	22
DESCRIPTION OF RIGHTS	23
DESCRIPTION OF UNITS	24
PLAN OF DISTRIBUTION	25
TAX CONSIDERATIONS	27
EXPENSES	28
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	29

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement that we filed with the Commission using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.
You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless otherwise specified, when used in this prospectus, the terms “SFL Corporation Ltd.,” “SFL,” “Company,” “we,” “us,” and “our” refer to SFL Corporation Ltd. and its subsidiaries.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or TEU, in describing container vessels to refer to the number of standard twenty-foot containers that the vessel can carry.
The Company
We are an international ship owning and chartering company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. As of December 31, 2025, our assets consist of 17 tankers, two dry bulk carriers, 21 container vessels, seven car carriers and two drilling rigs, as well as five dual-fuel 16,800 TEU container vessels under construction, expected to be delivered in 2028. We hold an equity interest in an associated company that owns four leased-in container vessels.
Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.
We own a substantially modern fleet of vessels and rigs. The following table sets forth the fleet that we own or charter-in including those in our associated companies as of March 17, 2026.
	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification *	Date*
Tankers
Marlin Santorini	2019	150,000 Dwt	MI	Operating	2026	(5)
Marlin Sicily	2019	150,000 Dwt	MI	Operating	2027	(5)
Marlin Shikoku	2019	150,000 Dwt	MI	Operating	2027	(5)
SFL Albany	2020	160,000 Dwt	MI	n/a	n/a	(2)
SFL Fraser	2020	160,000 Dwt	MI	n/a	n/a	(2)
SFL Tigris	2024	115,000 Dwt	MI	Operating	2029	(1)
SFL Taurus	2024	115,000 Dwt	MI	Operating	2029	(1)
SFL Tucana	2024	115,000 Dwt	MI	Operating	2029	(1)
SFL Trinity	2017	114,000 Dwt	MI	Operating	2026
SFL Sabine	2017	114,000 Dwt	MI	Operating	2026
SFL Lion	2014	115,000 Dwt	MI	Operating	2027	(5)
SFL Tiger	2015	115,000 Dwt	MI	Operating	2026	(5)
SFL Panther	2015	115,000 Dwt	MI	Operating	2027	(5)
SFL Puma	2015	115,000 Dwt	MI	Operating	2026	(5)
SFL Aruba	2022	33.000 Dwt	MI	n/a	n/a	(6)
SFL Bonaire	2023	33.000 Dwt	MI	Operating	2032	(1)

Dry Bulk Carriers
SFL Yangtze	2012	82,000 Dwt	HK	n/a	n/a	(2)
SFL Pearl	2012	82,000 Dwt	HK	n/a	n/a	(2)

Container vessels
San Felipe	2014	9,500 TEU	MI	Operating	2030
San Felix	2014	9,500 TEU	MI	Operating	2030
San Fernando	2015	9,500 TEU	MI	Operating	2030
San Francisca	2015	9,500 TEU	MI	Operating	2030
Maersk Sarat	2015	9,500 TEU	LIB	Operating	2031	(7)
Maersk Skarstind	2016	9,500 TEU	LIB	Operating	2026	(8)
Maersk Shivling	2016	9,300 TEU	LIB	Operating	2026	(8)
Maersk Zambezi	2020	5,300 TEU	MI	Operating	2028	(1)
Maersk Phuket	2022	2,500 TEU	LIB	Operating	2029	(1) (4)
Maersk Pelepas	2022	2,500 TEU	LIB	Operating	2029	(1) (4)
SFL Maui	2013	6,800 TEU	LIB	Operating	2027	(1) (4)
SFL Hawaii	2014	6,800 TEU	LIB	Operating	2027	(1) (4)
Vancouver Express	2014	15,400 TEU	LIB	Operating	2029
Oakland Express	2014	15,400 TEU	LIB	Operating	2029
Houston Express	2014	15,400 TEU	LIB	Operating	2029
Atlanta Express	2014	15,400 TEU	LIB	Operating	2029
Baltimore Express	2014	15,400 TEU	LIB	Operating	2029	(4)
Savannah Express	2013	15,400 TEU	LIB	Operating	2028	(4)
Maersk San Vincent	2015	10,600 TEU	MI	Operating	2030	(1)
Maersk San Lazaro	2015	10,600 TEU	MI	Operating	2030	(1)
Maersk San Juan	2015	10,600 TEU	MI	Operating	2030	(1)
MSC Anna	2016	19,200 TEU	LIB	Direct Financing	2031	(1) (3)
MSC Viviana	2017	19,200 TEU	LIB	Direct Financing	2032	(1) (3)
MSC Erica	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)
MSC Reef	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)

Car Carriers
SFL Composer	2005	6,500 CEU	LIB	Operating	2026	(4)
SFL Conductor	2006	6,500 CEU	LIB	Operating	2027	(4)
Arabian Sea	2010	4,900 CEU	MI	Operating	2028	(4)
Emden	2023	7,000 CEU	LIB	Operating	2033	(4)
Wolfsburg	2023	7,000 CEU	LIB	Operating	2034	(4)
Odin Highway	2024	7,000 CEU	LIB	Operating	2034	(4)
Thor Highway	2024	7,000 CEU	LIB	Operating	2034	(4)

Drilling Rigs
Linus	2014	450 ft	NOR	n/a	2029	(9)
Hercules	2008	10,000 ft	CYP	n/a	n/a	(9)

* Lease classifications and charter termination dates are as of December 31, 2025.

Key to Flags: HK – Hong Kong, LIB – Liberia, MI – Marshall Islands, NOR – Norway, CYP – Cyprus

Notes:
(1)	Charterer has purchase options or obligations during the term or at the end of the charter.
(2)	Currently employed on a short-term charter or trading in the spot market.
(3)	Vessel chartered-in and out on direct financing leases and included in associated companies.
(4)	Vessel chartered-in as lease debt financing arrangements and out as operating leases.
(5)
Charterer has the right to trigger a sale to a third party, at any time after the first year, with net proceeds over an agreed sum to be shared between the charterer and SFL, with profit split on a previously agreed upon basis of calculation.

(6)	Vessel is trading in a pool with Stolt Tankers until 2032.
(7)	Vessel had a new charter contract in 2026. Lease assessment is preliminary and may change.
(8)	The charters in respect of these vessels end in 2026 and the vessels are then contracted to commence a five-year time charter with the same counterparty.
(9)
Linus is currently employed under its long-term drilling contract with ConocoPhillips which expires in the second quarter of 2029. Hercules completed its drilling contract in Canada with Equinor in the fourth quarter of 2024. Following completion, Hercules was mobilized to Norway ato await new drilling opportunities. In March 2026, the Company entered into a drilling contract in Canada with a large, investment-grade multinational oil and gas company for the harsh environment semi-submersible rig Hercules. The contract has an estimated value of approximately $170 million, a minimum term of approximately 400 days and is expected to commence in the first quarter of 2027.

In addition to the above fleet of vessels and rigs, we also have five 16,800 TEU container vessels currently under construction, expected to be delivered in 2028.

Substantially, all of our owned vessels and rigs as of December 31, 2025 are pledged under mortgages, excluding two Kamsarmax dry bulk carriers and one drilling rig.

Other than our interests in the vessels and drilling rigs described above, we do not own any material physical properties. We lease office space in all our locations. In Oslo and London, we lease office space from Front Ocean Management AS and Frontline Corporate Services Ltd, respectively, both related parties.

Corporate Information
We are SFL Corporation Ltd., a company incorporated under the laws of Bermuda on October 10, 2003, as a Bermuda exempted company under the Companies Act (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and we are also involved in the charter, purchase and sale of assets. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is (441) 295-9500. Our website is www.sflcorp.com. The information contained at our website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.
We operate through subsidiaries and branches located in Bermuda, Canada, Cyprus, Liberia, Namibia, Norway, Singapore, the United Kingdom and the Marshall Islands.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, and any prospectus supplement, and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
These statements reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus, and any prospectus supplement, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•	the strength of world economies and currencies;
•	inflationary pressures and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;
•	our ability to generate cash to service our indebtedness;
•	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders under our credit facilities;
•
the availability of financing and refinancing, as well as our ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and our ability to comply with the restrictions and other covenants in our financing arrangements;

•	our counterparties’ ability or willingness to honor their obligations under agreements with us;
•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;
•	prolonged or significant downturns in the tanker, dry-bulk carrier, container, car carrier and/or offshore drilling charter markets;
•
the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the market values of our vessels and drilling rigs;
•	an oversupply of vessels, including drilling rigs, which could lead to reductions in charter hire rates and profitability;
•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;
•	the potential difference in interests between or among certain of our directors, officers, key executives and shareholders, including Hemen Holding Limited, our largest shareholder;
•	the risks associated with the purchase of second-hand vessels;
•	the aging of our fleet which could result in increased operating costs, impairment or loss of hire;
•	the adequacy of insurance coverage for inherent operational risks, and our ability to obtain indemnities from customers, changes in laws, treaties or regulations;
•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;
•
the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;
•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;
•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;
•	risks associated with potential cybersecurity or other privacy threats and data security breaches;
•
our ability to comply with, and the expected cost of, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;
•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;
•
the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance, or ESG practices;

•	increased inspection procedures and more restrictive import and export controls;
•
the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the European Union, the United Nations or other governments against us or any of our subsidiaries;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;
•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
•	fluctuations in currencies and interest rates such as NIBOR and SOFR;
•	the impact that any discontinuance, modification or other reform or the establishment of alternative reference rates may have on our floating interest rate debt instruments;

•	the volatility of prevailing spot market charter rates, which effects the amount of profit-sharing payment we receive under our charters;
•	the volatility of the price of our common shares;
•	changes in our dividend policy;
•	the future sale of the Company’s common shares;
•	the failure to protect our information security management system against security breaches, or the failure or unavailability of these systems for a significant period of time;
•	the entrance into transactions that expose us to additional risk outside of our core business;
•	difficulty managing planned growth properly;
•	our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;
•	the Company potentially becoming subject to corporate income tax in Bermuda in the future;
•	shareholders’ reliance on us to enforce our rights against contract counterparties;
•	dependence on the ability of our subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;
•	the potential for shareholders to not be able to bring a suit against us or enforce a judgment obtained against us in the United States;
•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;
•	being required to pay taxes on U.S. source income;
•	our operations being subject to economic substance requirements;
•	the exercise of a purchase option by the charterer of a vessel;
•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;
•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;
•	the arresting or attachment of one or more of our vessels or rigs by maritime claimants;
•	damage to storage, receiving and other shipping inventories’ facilities;
•	impacts of supply chain disruptions and market volatility;
•
the impact of restrictions on trade, including the imposition of new tariffs, port fees and other import restrictions by the United States on its trading partners and the imposition of retaliatory tariffs by China and the EU on the United States, and potential further protectionist measures and/or further retaliatory actions by others, including the imposition of tariffs or penalties on vessels calling in key export or import ports such as the United States, European Union and/or China;

•	potential requisition of our vessels or rigs by a government during a period of war or emergency; and
•
world events, political instability, international sanctions or international hostilities, including the war between Russia and Ukraine, the Iran conflict and related developments in the Middle East, including vessel attacks in the Strait of Hormuz or the Red Sea, which have resulted in disruptions in international shipping routes.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS
We intend to use the net proceeds we realize from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION
A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization.

ENFORCEABILITY OF CIVIL LIABILITIES
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the description of our share capital and the material terms of our amended Memorandum of Association and Bye-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of share capital and the material terms of our amended Memorandum of Association and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended Memorandum of Association and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Purpose
The Memorandum of Association of the Company was previously filed on May 21, 2004, as amended, as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.
The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
The Company’s Bye-laws
At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended on September 20, 2013, September 23, 2016 and September 30, 2022 are hereby incorporated by reference into this prospectus.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
The Company’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by the Company’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or the Company’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon the Company’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares the Company may issue in the future.
Under the Company’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of the Company’s paid-up share capital carrying the right to vote at general meetings. Under the Company’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. The Company’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of the Company’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
The Company’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Company’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of the Company’s property and assets as collateral security for any debt, liability or obligation. The Company’s directors are not required to retire because of their age, and the Company’s directors are not required to be holders of the Company’s common shares. The Company’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
The Company’s Bye-laws provide that no director, alternate director, officer, or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which the Company refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in the Company’s formation, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the Company’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the Company’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. The Company is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of the Company’s Bye-laws.
Authorized Capitalization
Under the Company’s amended Memorandum of Association, the Company’s authorized capital consists of $3,000,000, comprising 300,000,000 common shares, which may include related purchase rights for the Company’s common or preferred shares, having a par value of $0.01 each, of which 144,582,927 common shares are issued and outstanding as of the date of this prospectus.

Reconciliation of the Number of Common Shares Outstanding through March 17, 2026
Common shares outstanding at December 31, 2023	137,467,078
Number of shares cancelled	(700)
Number of common shares issued in connection with the Share Option Scheme	242,146
Number of common shares issued in connection with an underwritten public offering	8,000,000
Common shares outstanding at December 31, 2024	145,708,524
Number of shares repurchased under the Share Repurchase Program	(1,252,657)
Number of common shares issued in connection with the Share Option Scheme	107,060
Common shares outstanding at December 31, 2025	144,562,927
Number of common shares issued in connection with the Share Option Scheme	20,000
Common shares outstanding at March 17, 2026	144,582,927

Share History
Issuance and Cancellation of Shares

In April 2018, we issued 3,765,842 common shares under a share lending arrangement in relation with the issuance of senior unsecured convertible bonds. As of December 31, 2024, 3,765,142 common shares are held by DNB under a general share lending agreement, with a fair value determined to be nil. In 2024, the remaining 700 shares held by the transfer agent were canceled.

In July 2024, we issued a total of 8,000,000 common shares at a public offering price of $12.50 per share in connection with an underwritten U.S. public offering.

In January 2024, we issued a total of 43,708 new common shares pursuant to our share option scheme, or the Share Option Scheme, following the exercise of 100,000 share options. The weighted average exercise price of the options exercised was $6.62 per share and the total intrinsic value of the options exercised was $0.5 million.

In March 2024, we issued a total of 163,438 new common shares pursuant to the Share Option Scheme following the exercise of 375,000 share options. The weighted average exercise price of the options exercised was $7.56 per share and the total intrinsic value of the options exercised was $2.2 million.

In May 2024, we issued a total of 35,000 new common shares pursuant to the Share Option Scheme following the exercise of 35,000 share options. The weighted average exercise price of the options exercised was $7.20 per share and the total intrinsic value of the options exercised was $0.3 million.

In February 2025, we issued a total of 22,060 new common shares pursuant to the Share Option Scheme following the exercise of 315,000 share options. The weighted average exercise price of the options exercised was $8.90 per share and the total intrinsic value of the options exercised was $0.2 million.

In June 2025, we issued a total of 25,000 new common shares pursuant to the Company’s Share Option Scheme following the exercise of 25,000 share options. The weighted average exercise price of the options exercised was $5.27 per share and the total intrinsic value of the options exercised was $0.1 million.

In July 2025, we issued a total of 10,000 new common shares to an employee pursuant to the Share Option Scheme following the exercise of 10,000 share options. The weighted average exercise price of the options exercised was $5.27 per share and the total intrinsic value of the options exercised was $0.0 million.

In September 2025, we issued a total of 50,000 new common shares pursuant to the Share Option Scheme following the exercise of 50,000 share options. The weighted average exercise price of the options exercised was $4.86 per share and the total intrinsic value of the options exercised was $0.2 million.

In February 2026, we issued a total of 20,000 new common shares pursuant to the Share Option Scheme following the exercise of 20,000 share options. The weighted average exercise price of the options exercised was $7.36 per share and the total intrinsic value of the options exercised was $0.1 million.

Share Repurchase Program

On May 8, 2023, the Board of Directors authorized the repurchase of up to an aggregate of $100.0 million of our common shares, or the Share Repurchase Program. The authorization was reconfirmed during the year ended December 31, 2025 and is valid until June 2026. During the year ended December 31, 2025, we repurchased a total of 1,252,657 shares, at an average price of approximately $7.98 per share, with principal amounts totaling $10.0 million, under the Share Repurchase Program.

DRIP and ATM Program

On November 21, 2025, the Board of Directors authorized a renewal of the Company’s divided reinvestment plan, or DRIP, to register the sale of up to 10,000,000 common shares pursuant to the DRIP, to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, the Company may grant additional share sales to investors, from time to time, up to the amount registered under the plan. The DRIP will expire in April 2026 upon the automatic expiration of the underlying registration statement. The Company intends to file a prospectus supplement under this shelf registration statement of Form F-3ASR in order to renew and continue the DRIP.

In May 2020, the Company entered into an equity distribution agreement with BTIG LLC, or BTIG, as amended and restated in April 2022, under which the Company may, from time to time, offer and sell new common shares having aggregate sales proceeds of up to $100.0 million through an at-the-market program, or the ATM Program. The ATM Program will expire in April 2026 upon the automatic expiration of the underlying registration statement. The Company intends to enter into an amended and restated equity distribution agreement with BTIG and file a prospectus supplement under this shelf registration statement on Form F-3ASR in order to renew and continue the ATM Program.

Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.
Preferred Shares
The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on the NYSE under the symbol “SFL.”

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities. The Company may also offer and issue “debt-like securities” as permitted under the U.S. securities laws, pursuant to an applicable prospectus supplement.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens;
•	sale and leaseback transactions; and
•	any integral multiple thereof, the denominations in which the debt securities of the series will be issuable.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for U.S. federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	a combination of the foregoing.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others, to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
If more than five percent (5%) or more of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Bermuda and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report for the year ended December 31, 2025, filed with the Commission on March 16, 2026, incorporated by reference herein.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission Registration Fee	$	*
FINRA Fee		$—
NYSE Supplemental Listing Fee	$	**
Blue Sky Fees and Expenses	$	**
Printing and Related Expenses	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Transfer Agent and Registrar Fees	$	**
Indenture Trustee Fees and Expenses	$	**
Miscellaneous	$	**
Total	$	**

*
The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.
EXPERTS
The consolidated financial statements of SFL Corporation Ltd. appearing in SFL Corporation Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2025, and the effectiveness of SFL Corporation Ltd.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young AS is Stortorvet 7, 0155 Oslo, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement with the Commission relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Further information about our company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission before all of the securities offered by this prospectus are sold will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 16, 2026, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
SFL Corporation Ltd.
Par-la-Ville Place, 4th Floor
14 Par-la-Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@sflcorp.com
Attn: Investor Relations

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. We prepare our audited financial statements in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

$100,000,000

Common Shares
PROSPECTUS SUPPLEMENT

BTIG